Exhibit 4.16

Supplementary Agreement of Exclusive Service Agreement (II)

This Supplementary Agreement of Exclusive Service Agreement (II) (“Supplementary Agreement (II)”) is entered into on March 1, 2020 by and among:

1.

Shanghai Fuxi Information Technology Service Co., Ltd. The uniform social credit code: 913100003216954485. The registered address: Room 213, No. 865, 867, 869 and 877, Qiujiang Road, Jing’an District, Shanghai (“Party A”);

2.	Peiqing Tian. The ID Card No.: 310110196202283271. The residential address: Room 402, No. 17, Tian Lin Shi Yi Cun, Xuhui District, Shanghai (“Party B”);

3.

Shanghai Four Seasons Education and Training Co., Ltd. The uniform social credit code: 91310106088554568M. The registered address: Room 215-234, No. 865, 867, 869, 877, Qiujiang Road, Zhabei District, Shanghai (“Party C”);

4.

Shanghai Tongfang Science and Technology Training School. The uniform social credit code: 523101137294072353. The registered address: Room 308, Floor 3, No. 1599, Mudanjiang Road, Baoshan District, Shanghai(“Party D”);

In this Supplementary Agreement, Party A to Party D shall be individually referred to as a “Party” or collectively referred to as the “Parties”.

WHEREAS:

1.

An Exclusive Service Agreement (“Exclusive Service Agreement”) was entered into on September 30, 2017 by and among Party A, Party B, Party C. A Supplemental Agreement (“Supplemental Agreement (I)”) was entered into on February 28, 2019 by and among Party A, Party B, Party C which listed Party C’s affiliated enterprises receiving relevant services provided by Party A in Schedule A.

2.

A Termination Agreement of Exclusive Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholder Voting Rights Proxy Agreement was entered into on March 1, 2020 by Party A, Party B, Peihua Tian andShanghai Four Seasons Education Investment Management Co., Ltd, according to which, the Parties have terminated their rights and obligations thereunder.

3.	The organizer stated in the Private School License of Party D has been changed to Party C before the signing of this Agreement.

4.

Party A agrees to provide relevant technical services, management and consulting services (the scope of services is consistent with Exclusive Service Agreement and Supplemental Agreement (I)) in connection with education and training activities for Party D after the organizer of Party

D has been changed to Party C, Party D agrees to accept relevant services provided by Party A during such period. The Parties intend to amend the Schedule A “Party C’s Affiliated Enterprises” of the Exclusive Service Agreement.

The Parties hereby enter into this Supplementary Agreement (II) through negotiations.

1.	Schedule A of the Exclusive Service Agreement shall be deleted and replaced by the following clauses:

“Schedule A Party C’s Affiliated Enterprises

1.	Nanchang Honggutan New Area Four Seasons Training School;
2.	Shanghai Jing’an Modern Art Culture Education School;
3.	Shanghai Shane English Training School;
4.	Shanghai Saxon English School;
5.	Taicang Four Seasons Education and Training Center;
6.	Shanghai Huangpu Fantasy Further Education School;
7.	Shanghai Four Seasons Education Research Institute;
8.	Shanghai Jing’an Four Seasons Bridge Club;
9.	Shanghai Jing’an Yuancheng Education and Training Center; and
10.	Shanghai Tongfang Science and Technology Training School.”

2.

The Parties confirm that Party A has been providing relevant services for Party D in accordance with the Exclusive Service Agreement and Supplemental Agreement (I) since Party D became Party C’s affiliated enterprises.

3.	Except for the above amendment, other clauses of the Exclusive Service Agreement and Supplemental Agreement (I) shall remain unchanged and in full force and effect.

4.	The Supplementary Agreement (II) shall prevail in case of any inconsistency with the Exclusive Service Agreement or the Supplemental Agreement (I).

5.	The Supplementary Agreement (II) has three originals. Party A, Party B and Party C each shall hold one of them. Three originals shall have the same legal effect.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Supplementary Agreement (II) on the date first above written. This Supplementary Agreement (II) shall become effective after being signed or sealed.

(There is no text below)

(There is no text on this page which is the signature page

of the Supplementary Agreement (II) of Exclusive Service Agreement.)

Shanghai Fuxi Information Technology Service Co., Ltd. [Company Seal Affixed]

(There is no text on this page which is the signature page

of the Supplementary Agreement (II) of Exclusive Service Agreement.)

Peiqing Tian

Signature: /s/ Peiqing Tian

(There is no text on this page which is the signature page

of the Supplementary Agreement (II) of Exclusive Service Agreement.)

Shanghai Four Seasons Education and Training Co., Ltd. [Company Seal Affixed]

(There is no text on this page which is the signature page

of the Supplementary Agreement (II) of Exclusive Service Agreement.)

Shanghai Tongfang Science and Technology Training School [Company Seal Affixed]

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